UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

Diabetic Treatment Centers of America, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-382580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

975 East 5400 South

Suite 100

Salt Lake City, Utah 84117

(801) 207-1816

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2006, Diabetic Treatment Centers of America, Inc. entered into a Joint Venture Agreement with Personal Performance Medical Corporation to manage and develop the operations of Personal Performance Medical Corporation (d/b/a/ Fit-Well), a Utah based Corporation that offers full service Prosthetic and Orthotic Care and Manufacturing, DME and soft goods sales. The term of the Joint Venture will continue for two consecutive years and will be renewable for one year with a unanimous vote of the parties or until the Joint Venture is liquidated or dissolved. Diabetic Treatment Centers of America, Inc. will own 75% interest of the Joint Venture and Personal Performance Medical Corporation will own the remaining 25%.

The initial capital contribution of each Party shall be as follows:

Diabetic Treatment Centers of America, Inc. – 5,000,000 shares of its common stock Personal Performance Medical Corporation (d/b/a Fit-Well) – the management, expertise, use of equipment and necessary facilities to manage and develop a full service Prosthetic and Orthotic clinic.

Also, on the same date, Diabetic Treatment Centers of America, Inc. entered into an agreement with Scott Allen to assist in business development and expansion. Mr. Allen will be compensated 5,000,000 shares of restricted common stock .

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

1.1	Joint Venture Agreement date May 12, 2006

1.2	Consulting Agreement dated May 12, 2006

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Diabetic Treatment Centers of America, Inc.

Dated: May 16, 2006	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer